Exhibit 2.1

Acquisition Agreement for Gongfa Materials

This Acquisition Agreement ("Agreement") is made and entered into on 30 September 2024 by and between:

本收购协议（"协议"）于 2024 年 9 月 30 日由以下各方签订：

1. Kuber Resources (Guangdong) Co., Limited, a company incorporated under the laws of Guangdong, China ("Buyer");

1. 木头链（广东）资源科技有限公司，根据中国广东省法律成立的公司（"买方"）；

2. Gongfa Materials Co., Limited, a company incorporated under the laws of Guangdong, China ("Target");

2. 恭发材（广东）新材料科技有限公司，根据中国广东省法律成立的公司（"标的公司"）；

3. Storming Dragon Limited, a BVI company and majority shareholder of Kuber Resources Corporation ("Parent Company");

3. Storming Dragon，一家英属维尔京群岛公司，Kuber Resources Corporation 的主要股东 （"母公司"）；

4. Kuber Resources Corporation, a company incorporated in the USA and listed on the OTC Markets ("Issuer").

4. Kuber Resources Corporation ，一家在美国注册并在OTC 市场上市的公司（"发行人

"）。

1. Definitions (定义)

1.1 "Valuation Report" means the valuation report to be provided by Gongfa Materials, finalized within 14 to 45 days from the execution of this Agreement.

1.1 "估值报告"是指由恭发材（广东）新材料科技有限公司提供的估值报告，应在本协议

签订后的 14 至 45 天内完成。

1.2 "Share Issuance" means the issuance of shares by Kuber Resources Corporation to Storming Dragon in consideration for the acquisition of Gongfa Materials.

1.2 "股票发行"是指Kuber Resources Corporation 为收购恭发材（广东）新材料科技有限公司向Storming Dragon 发行的股票。

2. Acquisition Terms (收购条款)

2.1 Gongfa Materials agrees to transfer 100% of its equity to Kuber Resources (Guangdong) Co., Limited, subject to the terms and conditions of this Agreement.

2.1 恭发材（广东）新材料科技有限公司同意根据本协议的条款和条件，将其 100%的股权转让给木头链（广东）资源科技有限公司。

2.2 Kuber Resources Corporation agrees to issue shares equivalent to USD 130 million to Storming Dragon, subject to the final valuation report and an agreed-upon price per share of USD 4.8.

2.2 Kuber Resources Corporation 同意根据最终的估值报告并按照每股 4.8 美元的价格，向Storming Dragon 发行相当于 1.3 亿美元的股票。

2.3 The parties acknowledge that the final number of shares to be issued will depend on the valuation report to be delivered within 30 days.

2.3 各方确认，最终发行的股票数量将取决于将在 30 天内提交的估值报告。

2.4 There may be a cash component in lieu of shares issued by Kuber Resources Corporation from Kuber Resources (Guangdong) Co., Limited to Gongfa Materials Co., Limited. This amount will be discounted from the total issued shares to Storming Dragon and as agreed by the parties.

2.4 木头链（广东）资源科技有限公司可能会以现金部分代替木头链（广东）资源科技有限公司向恭发材（广东）新材料科技有限公司发行的股份。该金额将从飞龙公司已发行股份总数中折现并经双方同意。

3. Valuation and Payment Structure (估值和付款结构)

3.1 The valuation report for Gongfa Materials shall be completed within 14 to 45 days of the signing of this Agreement.

3.1 恭发材（广东）新材料科技有限公司的估值报告应在本协议签署后的 14 至 45 天内完成。

3.2 Share issuance will occur no less than 45 days after the finalization of the valuation report.

3.2 股票发行应在估值报告最终确定后不少于 45 天内完成。

3.3 If the parties disagree on the valuation, they shall negotiate in good faith to arrive at a mutually agreeable value. In the event of failure to agree, a third-party valuation may be sought.

3.3 如果各方对估值有异议，应本着诚信原则进行协商，达成双方同意的价值。如协商未果，可寻求第三方估值。

4. Conditions Precedent (先决条件)

4.1 This Agreement is subject to pre-approval by the respective boards of Kuber Resources Corporation, Storming Dragon, and Gongfa Materials.

4.1 本协议需获得Kuber Resources Corporation 、Storming Dragon 和恭发材（广东）新材料科技有限公司董事会的事先批准。

4.2 If pre-approval is not obtained by the execution date, such approval shall be sought as soon as possible thereafter.

4.2 如果在执行日期前未获得批准，则应尽快寻求批准。

5. Corporate Governance (公司治理)

5.1 The parties agree that all necessary approvals and regulatory filings (including SEC 8-K filings) will be completed in a timely manner.

5.1 各方同意，所有必要的批准和监管备案（包括 SEC 8-K 备案）应及时完成。

6. Non-Compete and Non-Solicitation (竞业禁止及非招揽条款)

6.1 Shareholders and key management of Gongfa Materials agree to a non-compete for two years post-acquisition.

6.1 恭发材（广东）新材料科技有限公司的股东和关键管理人员同意在收购后两年内不进行竞争。

7. Dispute Resolution (争议解决)

7.1 The governing law for this Agreement is Hong Kong law.

7.1 本协议的适用法律为香港法律。

7.2 All disputes arising from or related to this Agreement will be resolved through arbitration before the courts of Hong Kong.

7.2 本协议引起或与本协议相关的所有争议均通过香港法院仲裁解决。

8. Representations and Warranties (陈述与保证)

8.1 Gongfa Materials represents that its financial statements are accurate and complete, and no undisclosed liabilities exist.

8.1 恭发材（广东）新材料科技有限公司保证其财务报表准确完整，且不存在未披露的负债。

General Clause (一般条款)

The English version of this Agreement shall take precedence. The Chinese translation is for reference only.

本协议的英文版本为优先版本，中文翻译仅供参考。

Signatures (签字)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

本协议的各方已于上述日期签署本协议。

/s

For Kuber Resources (Guangdong) Co., Limited

代表木头链（广东）资源科技有限公司

/s

For Gongfa Materials Co., Limited

恭发材（广东）新材料科技有限公司

/s

For Storming Dragon Limited

代表Storming Dragon Limited

/s

For Kuber Resources Corporation

代表Kuber Resources Corporation